================================================================================

                                                                    Exhibit 99.1
                                                                    ------------
AB


                                                      NEWS RELEASE

For release:  Immediate
Contact: Ted R. Sharp -   (509) 943-2565


                      Commodore Applied Technologies, Inc.
                       Reports Second Quarter 2007 Results


NEW YORK, NY - August 23, 2007 - Commodore  Applied  Technologies,  Inc. (OTCBB:
CXIA), today announced financial results for the three and six month periods ended June 30, 2007 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                       Three and Six Months Ended June 30,
               (Unaudited - dollars in thousands, except per share
                                      data)


                                    Three Months  Ended      Six Months  Ended
                                         June  30,               June  30,
                                      2007        2006        2007        2006
                                    -------     -------     -------     -------

Revenues                            $   719     $ 1,826     $ 1,589     $ 4,062

Loss from operations                $  (467)    $  (335)    $  (686)    $  (471)

Net loss                            $  (666)    $  (494)    $(1,073)    $  (630)

Deemed dividends and
dividends accrued to
preferred shareholders                 (103)       (103)       (206)       (206)

                                    -------     -------     -------     -------
Net loss applicable to
common shareholder
                                       (769)       (597)     (1,279)       (836)

Loss per share - basic
and diluted                         $ (0.09)    $ (0.08)    $ (0.16)    $ (0.11)

Number of weighted
average shares
outstanding (000's)                   8,288       7,776       8,245       7,776


                                     -more-


       507 Knight Street, Suite B Richland, Washington 99352 509.943.2565
                      Fax: 509.943.2910 www.commodore.com

                                             CXIA Reports Second Quarter Results
                                                                 August 23, 2007
                                                                          Page 2


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Advanced Sciences, Commodore Solution Technologies and Commodore Sales Solutions. The Commodore companies provide environmental and technical services, environmental monitoring and sampling supplies, specialty building supplies and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.

This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-QSB and its annual report on Form 10-K.

                                       ###





--------------------------------------------------------------------------------